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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Columbia/HCA Healthcare Corporation Salary Deferral Plan/401(k), Columbia/HCA Healthcare Corporation Stock Bonus Plan, HCA 401(k) Plan, Healthtrust, Inc. 401(k) Retirement Program, EPIC Healthcare Group, Inc. Profit Sharing Plan and MCA 401(k) Plan of HCA - The Healthcare Company of our report dated February 11, 2000, with respect to the consolidated financial statements of HCA - The Healthcare Company (formerly Columbia/HCA Healthcare Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                    /s/ Ernst & Young LLP
                                    --------------------------------


November 29, 2000
Nashville, Tennessee